UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2013
(Date of earliest event reported)

Cinedigm Digital Cinema Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 9th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

212-206-8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.
Item 9.01	Financial Statements and Exhibits.
Signature

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(c)           On August 22, 2013, the Company entered into an employment agreement with Christopher J. McGurk (the “Employment Agreement”), pursuant to which McGurk will continue to serve as the Chief Executive Officer and Chairman of the Board of the Company.  The term of the Employment Agreement continues from January 3, 2011 and will end on March 31, 2017.  The Employment Agreement supersedes the prior employment agreement between the Company and McGurk, which took effect on January 3, 2011.  Pursuant to the Employment Agreement, McGurk will receive an annual base salary of $600,000 subject to annual reviews and increases in the sole discretion of the Compensation Committee of the Company’s Board of Directors (the “Committee”). McGurk will be entitled to receive a signing bonus of $250,000 payable in cash by September 21, 2013. In addition, McGurk will be entitled to receive a retention bonus of $750,000, payable in three equal installments on March 31 of each of 2015, 2016 and 2017 in cash or shares of the Company’s Class A Common Stock (the “Common Stock”), or a combination thereof, at the Committee’s discretion. In addition, McGurk will be eligible for bonuses for each fiscal year, with target bonus for fiscal years 2012, 2013 and 2014 of  $450,000 and target bonus for fiscal years 2015, 2016 and 2017 of $600,000, which bonuses shall be based on Company performance with goals to be established annually by the Committee.

Also pursuant to the Employment Agreement, McGurk received a grant of non-statutory options to purchase 1,500,000 shares of Common Stock (the “Options”).  The Options have an exercise price of $1.40 and a term of ten (10) years, and one-third (1/3) of the Options vest on March 31 of each of 2015, 2016 and 2017.

The Employment Agreement further provides that McGurk is entitled to participate in all benefit plans provided to senior executives of the Company.  If the Company terminates McGurk’s employment without cause or he resigns with good reason, the Employment Agreement provides that he is entitled to receive his base salary through the later of March 31, 2017 or twelve (12) months following such termination as well as bonus earned and approved by the Committee, reimbursement of expenses incurred and benefits accrued prior to the termination date.  If such termination or resignation occurs within two years after a change in control, then in lieu of receiving his base salary as described above, McGurk would be entitled to receive a lump sum payment equal to the sum of his then base salary and target bonus amount, multiplied by the greater of (i) two, or (ii) a fraction, the numerator of which is the number of months remaining in the Term (but no less than twelve (12), and the denominator of which is twelve.  Upon a change in control, any unvested Options shall immediately vest provided the Employee is an employee of the Company on such date.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Cinedigm Digital Cinema Corp. and Christopher J. McGurk dated as of August 22, 2013.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of  August 28, 2013

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Digital Cinema, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Cinedigm Digital Cinema Corp. and Christopher J. McGurk dated as of August 22, 2013.

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